UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2016

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

388 Greenwich Street, New York, New York 10013

(Address of principal executive offices) (Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.

Current Report on Form 8-K

Item 8.01 Other Events.

On June 29, 2016, the Federal Reserve Board advised Citi that it does not object to the planned capital actions requested by Citi as part of the 2016 Comprehensive Capital Analysis and Review (CCAR). The planned capital actions include an increase of Citi’s quarterly common stock dividend to $0.16 per share (subject to quarterly approval by Citi’s Board of Directors), as well as a common stock repurchase program of up to $8.6 billion during the four quarters starting in the third quarter of 2016.

Repurchases by Citi under the common stock repurchase program may be effected from time to time through open market purchases, trading plans established in accordance with U.S. Securities and Exchange Commission rules or other means, depending on satisfactory market conditions, applicable legal requirements and other factors. The common stock repurchase program does not obligate Citi to repurchase any particular amount of common stock and it may be suspended at any time at Citi's discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2016	CITIGROUP INC.

	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe General Counsel and Corporate Secretary

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